Exhibit 99.2

FOR IMMEDIATE RELEASE

MARCUS & MILLICHAP EXPANDS CAPITAL ALLOCATION STRATEGY BY

INITIATING DIVIDEND POLICY

- DECLARES INITIAL $0.25 PER SHARE SEMI-ANNUAL REGULAR DIVIDEND -

- DECLARES $1.00 PER SHARE SPECIAL DIVIDEND -

CALABASAS, Calif., February 17, 2022 – Marcus & Millichap Inc. (NYSE: MMI), a leading commercial real estate brokerage firm specializing in investment sales, financing, research and advisory services, announced today that its Board of Directors has declared an initial semi-annual regular dividend of $0.25 per share, or approximately $10.4 million, payable on April 4, 2022 to shareholders of record as of the close of business on March 8, 2022.

In addition, the Board of Directors declared a special dividend of $1.00 per share, or approximately $41.7 million, payable on April 4, 2022, to shareholders of record at the close of business on March 8, 2022. Any and all future dividends are subject to review and approval by the Board of Directors.

Hessam Nadji, President and CEO, stated, “We continue to prioritize maintaining a strong balance sheet with ongoing strategic investments and further scaling our accretive acquisitions to drive long-term growth. At the same time, the introduction of a semi-annual dividend reflects our confidence in the company’s operating performance and our commitment to maximizing shareholder value.”

Mr. Nadji continued, “With our long-term track record of growth and cash generation, the Board believes we are well positioned to supplement the regular dividend with a special dividend to enhance returns for shareholders without limiting growth capital.”

About Marcus & Millichap (NYSE: MMI)

Marcus & Millichap, Inc. is a leading national brokerage firm specializing in commercial real estate investment sales, financing, research and advisory services. As of December 31, 2021, the Company had 1,994 investment sales and financing professionals in 82 offices who provide investment brokerage and financing services to sellers and buyers of commercial real estate. The Company also offers market research, consulting and advisory services to our clients. Marcus & Millichap closed 13,255 transactions in 2021, with a sales volume of approximately $84.4 billion. For additional information, please visit www.MarcusMillichap.com.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements, including the Company’s business outlook for 2022, the potential continuing impact of the COVID-19 pandemic, the execution of our capital return program, including the initial semi-annual dividend, and expectations for market share growth. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

•

uncertainties relating to the economic, operational and financial impact of the ongoing COVID-19 pandemic, including uncertainties regarding the potential impact of new variants, vaccination rates and vaccine mandates on our workforce;

•	general uncertainty in the capital markets and a worsening of economic conditions and the rate and pace of economic recovery following an economic downturn;

•	changes in our business operations;

•	market trends in the commercial real estate market or the general economy, including the impact of inflation;

•	our ability to attract and retain qualified senior executives, managers and investment sales and financing professionals;

•	the effects of increased competition on our business;

•	our ability to successfully enter new markets or increase our market share;

•	our ability to successfully expand our services and businesses and to manage any such expansions;

•	our ability to retain existing clients and develop new clients;

•	our ability to keep pace with changes in technology;

•	any business interruption or technology failure, including cyber and ransomware attacks, and any related impact on our reputation;

•	changes in interest rates, availability of capital, tax laws, employment laws or other government regulation affecting our business;

•	our ability to successfully identify, negotiate, execute and integrate accretive acquisitions; and

•	other risk factors included under “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

In addition, in this release, the words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “predict,” “potential,” “should” and similar expressions, as they relate to our company, our business and our management, are intended to identify forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Forward-looking statements speak only as of the date of this release. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Investor Relations Contact:

Investor Relations

InvestorRelations@marcusmillichap.com

2